      As filed with the Securities and Exchange Commission on April 5, 2019

                                                                                                                                                                         Registration No. 333-223963

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO.1 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Minaro Corp.

(Exact name of registrant as specified in its charter)

Nevada	7373
State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization	Classification Code Number
36-4864568
IRS Employer
Identification Number

Yulia Lazaridou,

President and Chief Executive Officer

Kleonos 8A,

Lakatameia, Cyprus, 2333

Tel. 35722000344

(Address and telephone number of principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

Tel: 800-981-7183

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

Smaller reporting company ☑
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-223963) (the “Registration Statement”) of Minaro Corp. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on August 8, 2018, to (i) extend the duration of the Company’s offering from 240-days from the effective date of the Registration Statement to two years from such effective date, which is August 7, 2020, (ii) include the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2018 that was filed with the SEC on September 4, 2018, (iii) include the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2018 that was filed with the SEC on November 23, and (iv) update certain other information in the Registration Statement.

The Registration Statement initially registered the sale of an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), of which 30,000 shares have been sold and 3,970,000 remain available for sale prior to the filing of this Post-Effective Amendment No. 1.  No additional securities are being registered under this Post-Effective Amendment No. 1.

All applicable registration fees were paid at the time of initial filing of the Registration Statement.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Minaro Corp.

4,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Minaro Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. As of the date of this filing we have 2,830,000 shares issued and outstanding. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our Yulia Lazaridou, will attempt to sell the shares. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share until August 7, 2020. The offering shall terminate on the earlier of (i) when the offering period ends, which is August 7, 2020, (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Minaro Corp. is a recently organized company and as of the day of this filing we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Minaro Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 13 BEFORE BUYING ANY SHARES OF MINARO CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __, 2019

PROSPECTUS SUMMARY	-6-
THE OFFERING	-7-
SUMMARY FINANCIAL INFORMATION	-8-
RISK FACTORS	-8-
FORWARD-LOOKING STATEMENTS	-16-
USE OF PROCEEDS	-16-
DETERMINATION OF OFFERING PRICE	-17-
DILUTION	-17-
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	-18-
PLAN OF OPERATION	-20-
DESCRIPTION OF BUSINESS	-24-
RESEARCH AND DEVELOPMENT EXPENDITURES	-28-
BANKRUPTCY OR SIMILAR PROCEEDINGS	-28-
REORGANIZATIONS, PURCHASE OR SALE OF ASSETS	-28-
COMPLIANCE WITH GOVERNMENT REGULATION	-28-
EMPLOYEES AND EMPLOYMENT AGREEMENTS	-28-
LEGAL PROCEEDINGS	-28-
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	-29-
EXECUTIVE COMPENSATION	-30-
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	-31-
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	-32-
PLAN OF DISTRIBUTION	-33-
DESCRIPTION OF SECURITIES	-35-
COMMON STOCK	-35-
PREFERRED STOCK	-35-
WARRANTS	-35-
OPTIONS	-35-
CONVERTIBLE SECURITIES	-35-
DIVIDEND POLICY	-35-
INDEMNIFICATION	-36-
INTERESTS OF NAMED EXPERTS AND COUNSEL	-36-
EXPERTS	-36-
LEGAL MATTERS	-36-
AVAILABLE INFORMATION	-36-
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	-37-
FINANCIAL STATEMENTS	-37-
SIGNATURES	-53-

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

Until ____________, 202_ all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “MINARO CORP.” REFERS TO MINARO CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Minaro Corp.

We are a newly organized company and intend to commence operations in the 3D design production area. The 3D visualization can be presented in advertising, marketing, developing and presenting projects. We are offering full service in the area and are able to satisfy our future clients. Our sole officer and director Yulia Lazaridou has the experience and needed skills for such work and we believe it is the main tool of our business development in this area. She worked as an interior designer for a design company Gravity White Design, Inc. and got the needed skills for the current business of Minaro Corp. She oversaw the design projects and post service for the clients and was in direct connection with them. Ms. Lazaridou’s only occupation at the moment is managing the business processes of Minaro Corp.

Minaro Corp. was incorporated in Nevada on March 14, 2017. As of the date of this filing we have 2,830,000 shares issued and outstanding. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $40,000 for the next twelve months as described in our Plan of Operations. Our sole officer and director, Yulia Lazaridou, has verbally agreed to loan funds as needed to Minaro Corp. on business demand for the registration and production process (exhibit 10.1). There is no assurance that we will generate any revenue in the first twelve months after completion of our offering or ever generate any revenue.

As of October 31, 2018 our cash balance was $106. We believe that this amount will allow us to pay our obligations and purchase needed equipment, if required for our business operations for at least two months.

As of October 31, 2018 we have developed our business plan for a period of twelve months, registered the domain name for our website and filled it with initial information about the Company, signed purchase agreement with our supplier Hewlett Packard Co., Ltd., signed lease agreement with extension for a period of one year with Cimon Galanis, which includes the option of extension and signed the sales service contracts with our three clients ASBILI, Twidel Co. and Kadisis Ltd. In accordance to our Plan of Operations if we are unable to raise a minimum funding of $40,000 required for conducting our business over the next twelve months, our business will be harmed. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. After the twelve-month period we may need additional financing to continue our operations. The Company’s registration office is located at Kleonos 8A, Lakatameia, Cyprus, 2333. Our management believes that 3D design visualization production as the business activity has more opportunities and the production area is more extensive in Cyprus, because of that reason we decided to start our operations there. Our phone number is 35722000344.

Our financial statements from February 1, 2018 through October 31, 2018, reported revenues of $11,650 and a retained deficit of $11,162. Our independent registered public accounting firm MICHAEL GILLESPIE & ASSOCIATES, PLLC has issued an audit opinion for Minaro Corp. (exhibit 23.1), which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

To date, we have formed the Company, developed our business plan, set up our web site (minaro-corp.com), and we have purchased needed equipment, signed a lease agreement with extension for a period of one year with the option of extension and the Company is signed the sales service contracts. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Yulia Lazaridou will be devoting as much time as needed to provide management services to the Company. As far as we will increase the number of customers, our sole officer and director Yulia Lazaridou will devote more time on Minaro Corp. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Ms. Lazaridou.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Minaro Corp.
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after (assuming all the shares are sold) offering:	4,000,000 shares of common stock. On April 1, 2019, there were 2,830,000 shares of our common stock outstanding. 6,800,000 shares.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered until August 7, 2020. The offering shall terminate on the earlier of (i) when the offering period ends, which is August 7, 2020, (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares: Gross Proceeds from selling 75% of shares: Gross Proceeds from selling 50% of shares: Gross Proceeds from selling 25% of shares:	$80,000 $60,000 $40,000 $20,000 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 2,800,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Yulia Lazaridou and 30,000 by one other shareholder.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 14, 2017 (Inception) to November 30, 2017, from December 1, 2017 to January 31, 2018, as of and for the three months ended April, 30, 2018 (Unaudited), as of and for the three months ended July, 31, 2018 (Unaudited) and as of and for the three months ended October, 31, 2018 (Unaudited) as following:

November 30, 2017
Financial Summary	($)
(Audited)
Cash and cash equivalents	1,951
Total Assets	7,370
Total Liabilities	6,400
Total Stockholder’s Deficit	970
Accumulated from March 14, 2017 (Inception) to November 30, 2017
Statement of Operations	($)
(Audited)
Total Expenses	1,830
Net Loss for the Period	(1,830)

January 31, 2018
Financial Summary	($)
(Audited)
Cash and cash equivalents	626
Total Assets	4,791
Total Liabilities	10,450
Total Stockholder’s Deficit	5,659
Accumulated from December 1, 2017 to January 31, 2018
Statement of Operations	($)
(Audited)
Total Expenses	6,629
Net Loss for the Period	(6,629)

April 30, 2018
Financial Summary	($)
(Unaudited)
Cash and cash equivalents	1,197
Total Assets	4,606
Total Liabilities	8,199
Total Stockholder’s Deficit	3,593
Accumulated for the three months ended April 30, 2018
Statement of Operations	($)
(Unaudited)
Revenue	7,800
Total Expenses	5,185
Provision for income taxes	549
Net Income for the Period	2,066

July 31, 2018
Financial Summary	($)
(Unaudited)
Cash and cash equivalents	1,073
Total Assets	3,367
Total Liabilities	7,650
Total Stockholder’s Deficit	4,572
Accumulated for the three months ended July 31, 2018
Statement of Operations	($)
(Unaudited)
Revenue	3,850
Total Expenses	5,089
Net Loss for the Period	(1,239)

October 31, 2018
Financial Summary	($)
(Unaudited)
Cash and cash equivalents	106
Total Assets	738
Total Liabilities	9,100
Total Stockholder’s Deficit	8,362
Accumulated for the three months ended October 31, 2018
Statement of Operations	($)
(Unaudited)
Revenue	-
Total Expenses	4,079
Net Loss for the Period	(4,079)

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations in which case you could lose your investment.

In their report our independent registered public accounting firm, MICHAEL GILLESPIE & ASSOCIATES, PLLC stated that our financial statements as of and for the period ended January 31, 2018 were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from February 1, 2018 to October 31, 2018, we generated revenues of $11,650. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $40,000 for the next twelve months.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on March 14, 2017 and to date, have been involved primarily in organizational activities, purchasing our equipment in form of computers, graphics tablet, obtaining financing from providing services. Accordingly, we have limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start- up company, which is engaged in business of providing 3D design service for commercial spaces. As of our period ended October 31, 2018, we generated revenues of $11,650. There is a substantial risk that we will not be successful in our activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Because our sole officer and director Yulia Lazaridou has other interests, she may not be able or willing to devote a sufficient amount of time to our business operations, which could affect revenue.

Yulia Lazaridou, our sole officer and director will devote as much time as needed to provide management services to the Company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. In this case the Company’s business development could be negatively impact.

In addition, our sole officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director, Yulia Lazaridou has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Because our principal assets are located outside of the united states and Yulia Lazaridou, our sole director and officer, resides outside of the united states, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Ms. Lazaridou, or to enforce a judgment rendered by a United States court against us or Ms. Lazaridou.

Our principal operations and assets are located outside of the United States, and Yulia Lazaridou, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Lazaridou in the United States, and it may be difficult to enforce any judgment rendered against Ms. Lazaridou. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Lazaridou, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Republic of Cyprus may render that investor unable to enforce a judgment against the assets of Ms. Lazaridou. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Yulia Lazaridou, our sole officer and director, for all of our operations. The loss of Ms. Lazaridou would have a substantial negative effect on our company and may cause our business to fail. Ms. Lazaridou has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Lazaridou’ services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on sole officer and director. We do not anticipate entering employment agreements with her or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director beneficially owns 99% of our outstanding common stock. The interests of our director may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the sole executive officer of the Company, and as such her interests may, at times, be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Customers

Deterioration in macro-economic conditions may have a negative impact on our customers’ financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential privileges, which results in lower service sales for us.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies like SPOON Ltd., Changa Vision, Bizzy Bee Media and small independent companies like our self that may result in price reductions and decreased demand for our 3D rendering, animation and architectural visualization services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there are no minimum proceeds the Company can receive from its offering of 4,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 4,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, Yulia Lazaridou who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that she will be able to sell any of the offered shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Markets (OTCQB). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.

As of the date of this filing, there have been no discussions or understandings between neither the Company no anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder, sole officer and director Yulia Lazaridou, acquired her shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

The Company has a lack of dividend payments.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,830,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,170,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors MICHAEL GILLESPIE & ASSOCIATES, PLLC, will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Although we believe that the approximately $40,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by this professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non- affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies, as set forth in Section 7(a)(2)(B) of the Securities Act. We chose not to take advantage of such extended transition period for complying with any new or revised accounting standards and acknowledge that this election is irrevocable.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,830,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of who are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.

The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, the control share law does not govern their shares.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations, and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold

Gross proceeds	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Establishing an office	$-	$2,000	$7,500	$8,500
Service employee salary	$-	$2,400	$3,600	$4,800
Equipment	$1,350	$5,200	$10,200	$12,200
Software	$700	$1,500	$3,000	$5,500
Marketing and advertising	$500	$4,060	$5,500	$8,000
SEC reporting and compliance	$8,500	$8,500	$8,500	$8,000
Workers	$-	$2,000	$4,400	$10,800
Lease expenses	$350	$3,840	$4,800	$7,200
Miscellaneous expenses	$600	$2,500	$4,500	$7,000

The above figures represent only estimated costs. If necessary, Yulia Lazaridou, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stock becomes eligible for trading on the Over-the-Counter Bulletin Board. Ms. Lazaridou will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Yulia Lazaridou. Ms. Lazaridou will be repaid from revenues of operations if and when we generate additional revenues to pay the obligation.

If 100% of the offered Shares are sold the Company will receive $80,000, after paying offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $12,200 towards Equipment budget, $8,000 to the Marketing Budget, $5,500 to the Software and $8,500 to Establishing office expenses, $7,200 to  the Lease and $7,000 for Miscellaneous Costs. We will allocate $7,200 for Hiring a salesperson, administrator and the one additional worker with experience in the 3D design production area to our staff and $4,800 for Service employee salary (freelancers).

If 75% of the offered Shares are sold the Company will receive $60,000, after paying offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $10,200 towards Equipment budget, $5,500 to the Marketing Budget, $3,000 to the Software and $7,500 to Establishing office expenses, $4,800 to  the Lease and $4,500 for Miscellaneous Costs. We will allocate $4,400 for Hiring one salesperson and the one additional worker with experience in the 3D design production area to our staff and $3,600 for Service employee salary (freelancers).

If 50% of the offered Shares are sold the Company would receive $40,000, after paying offering expenses. The Company would cut the Equipment budget to $5,200. The Company still plans to spend $4,060 on the Marketing of our Company. The Company would cut the Software and Establishing office expenses to $1,500 and $2,000 accordingly, also the Lease expenses to $3,840 to and $2,500 for Miscellaneous Costs. However, we would significantly cut the staff working capital to $2,000 and Service employee salary (freelancers) to $2,400.

If the Company sells 25% of the Shares under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, operate the Company for the year, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will still spend $1,350 on the Equipment, $700 on Software, $350 on Lease expenses, $600 for Miscellaneous Costs and $500 on Marketing of our Company, but we would not have sufficient proceeds to hire any staff and initiate growth.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of October 31, 2018 was negative $(8,362), or approximately $0.0030 per share. The proposed public offering is 4,000,000 shares of common stock at $0.02 per share. On July 27, 2017 2,800,000 shares of common stock were purchased by our sole officer, director and stockholder at $0,001 per share and on March 26, 2019, there were 30,000 shares purchased by one investor in our public offering.

The following table sets forth as of October 31, 2018, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%

Offering price per share	$0.02	$0.02	$0.02	$0.02

Post offering net tangible book value	$3,638	$23,638	$43,638	$63,638

Post offering net tangible book value per share	$0.0010	$0.0049	$0.0075	$0.0094

Pre-offering net tangible book value per share	$(0.0030)	$(0.0030)	$(0.0030)	$(0.0030)

Increase (Decrease) in net tangible book value per share after offering	$0.0039	$0.0079	$0.0105	$0.0123

Dilution per share	$0.0190	$0.0151	$0.0125	$0.0106

% dilution	95.21%	75.38%	62.38%	53.21%

Capital contribution by purchasers of shares	$20,000	$40,000	$60,000	$80,000

Capital Contribution by existing stockholders	$2,800	$2,800	$2,800	$2,800

Percentage capital contributions by purchasers of shares	87.72%	93.46%	95.54%	96.62%

Percentage capital contributions by existing stockholders	12.28%	6.54%	4.46%	3.38%

Gross offering proceeds	$20,000	$40,000	$60,000	$80,000

Anticipated net offering proceeds	$12,000	$32,000	$52,000	$72,000

Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000

Total shares issued and outstanding	3,800,000	4,800,000	5,800,000	6,800,000

Purchasers of shares percentage of ownership after offering	26.32%	41.67%	51.72%	58.82%

Existing stockholders’ percentage of ownership after offering	73.68%	58.33%	48.28%	41.18%

If 100% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $80,000 less offering costs of $8,000 plus stockholder’s equity of $(8,362) and resulting in a net tangible book value of $63,638 or $0.0094 per share, resulting in a dilution of $0.0106 for new shareholders.

If 75% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $60,000 less offering costs of $8,000 plus stockholder’s equity of $(8,362) and resulting in a net tangible book value of $43,638 or $0.0075 per share, resulting in a dilution of $0.0125 for new shareholders.

If 50% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $40,000 less offering costs of $8,000 plus stockholder’s equity of $(8,362) and resulting in a net tangible book value of $23,638 or $0.0049 per share, resulting in a dilution of $0.0151 for new shareholders.

If 25% of the Shares Are Sold:

The computation of the dollar amount of dilution per share in this scenario is based upon the capital contributions of $20,000 less offering costs of $8,000 plus stockholder’s equity of $(8,362) and resulting in a net tangible book value of $3,638 or $0.001 per share, resulting in a dilution of $0.0190 for new shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You  should  read  the  following  discussion  and  analysis  of  our  financial  condition  and  results  of  operations  together  with  our  financial  statements  and  the  related  notes  and  other  financial  information  included elsewhere  in  this  prospectus.  Some  of  the  information  contained  in  this  discussion  and  analysis  or  set  forth elsewhere  in  this  prospectus,  including  information  with  respect  to  our  plans  and  strategy  for  our  business  and related  financing,  includes  forward-looking  statements that  involve  risks  and  uncertainties.  You  should  review  the  “Risk  Factors”  section  of  this  prospectus  for  a  discussion  of  important  factors  that  could  cause  actual  results to  differ  materially  from  the  results  described  in  or  implied  by  the  forward-looking  statements  contained  in  the  following  discussion and analysis.

We  qualify  as  an  “emerging  growth  company”  under  the  JOBS  Act.  As  a  result,  we  are  permitted  to,  and  intend  to,  rely  on  exemptions  from  certain  disclosure  requirements.  For  so  long  as  we  are  an  emerging  growth  company,  we  will not be required to:

·        Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

·        Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

·        Comply  with any requirement that may be adopted by the  Public Company Accounting Oversight Board  regarding mandatory audit firm rotation or a supplement  to the auditor’s report providing  additional  information about the audit and the  financial statements (i.e., an auditor discussion and analysis);

·        Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

·        Disclose certain executive compensation related items such as the correlation between executive compensation  and performance and comparisons of the CEO’s  compensation to median employee  compensation.

We  will  remain  an  “emerging  growth  company”  for  up  to  five  years,  or  until  the  earliest  of  (i)  the  last  day  of  the  first  fiscal  year  in  which  our  total  annual  gross  revenues  exceed  $1  billion,  (ii)  the  date  that  we  become  a  “large  accelerated  filer”  as  defined  in  Rule  12b-2  under  the  Securities  Exchange  Act  of  1934,  which  would  occur  if  the market  value  of  our  ordinary  shares  that  is  held  by  non-affiliates  exceeds  $700  million  as  of  the  last  business  day  of  our  most  recently  completed  second  fiscal  quarter  or  (iii)  the  date  on  which  we  have  issued  more  than  $1 billion  in  non-convertible  debt  during  the  preceding  three  year  period.  Even  if  we  no  longer  qualify  for  the exemptions  for  an  emerging  growth  company,  we  may  still  be,  in  certain  circumstances,  subject  to  scaled  disclosure  requirements  as  a  smaller  reporting  company.  For  example,  smaller  reporting  companies,  like  emerging  growth  companies,  are  not  required  to  provide  a  compensation  discussion  and  analysis  under  Item  402(b)  of Regulation S-K or auditor attestation of internal  controls over financial reporting.

Under the JOBS Act, an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies, as set forth in Section 7(a)(2)(B) of the Securities Act. We chose not to take advantage of such extended transition period for complying with any new or revised accounting standards and acknowledge that this election is irrevocable.

Our cash balance is $106 as of October 31, 2018. We have been utilizing and may utilize funds from Yulia Lazaridou, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of October 31, 2018, Ms. Lazaridou advanced us $8,650. The next two years Ms. Lazaridou does not intend to request to be repaid before the Company will fully implemented the plan of operations and begin to increase the revenues to the level of sufficient income to manage the business in full. To implement our plan of operations for the next twelve months’ period, we require a minimum of $40,000 of funding from this offering. There is no guarantee that such level will ever be reached.

Being a newly organized company, we have operating history which includes developing our business plan, setting up our web site, and purchasing our firstly needed equipment. After twelve months’ period, we may need additional financing. We do not currently have any arrangements for additional financing. The Company’s registration office is located at Kleonos 8A, Lakatameia, Nicosia, Cyprus, 2333. Our management believes that 3D design visualization business has more opportunities and more the production area is more extensive in Cyprus because of that reason we decided to start our operations there. Our phone number is 35722000344.

We generated revenues of $11,650 as of October 31, 2018. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring service personnel and entering into agreements with new clients. We have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing.

The material terms of our sales contracts with customers contain performing production and postproduction services for the Customers’ design in accordance to Customer’s needs. The period term of such contracts is one year. Customers agreed that the price for the service provided by Minaro Corp. to the Customer should be specified in the invoice provided by Minaro Corp. to the Customer.

Our independent registered public accountant MICHAEL GILLESPIE & ASSOCIATES, PLLC has issued a going concern opinion. This means that there is a substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our needs for cash we are attempting to raise money from this offering and from selling our 3D design visualization service. We believe that we will be able to raise enough money through this offering or through selling our service to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. Now, we have not made any arrangements to raise additional cash, other than through this offering. We are signed the agreement with our first customer. We are in negotiations with one of our potential customers and we believe that we might get a production order from this customer soon.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in 3D design production business. Our business is providing 3D design with visualization and organization of commercial space in the global marketplace through internal growth, industry leading development of high quality service, marketing, and possibly acquiring an existing company or business currently operating in the 3D design industry. Our sole officer and director is in charge for all of our activities. Our service will include, but will not strictly be limited to, create 3D visualizations that include 3D exterior for commercial space and interior renderings, prototyping, 3D modeling and other 3D design related merchandise. We intend to expand and develop our business throughout Cyprus and internationally, into a well-recognized and respected company. The Company has offered service in the range of the following: 3D rendering, animation and architectural visualization services to architects, builders, advertising agencies and all related to the above mentioned.

Our  current cash balance will not be sufficient to fund our operations for the next  twelve months, if we are unable to  successfully  raise  money  in  this  offering.  However,  if  we  sell  half  of  the  securities  offered  for  sale  by  the  Company  and  raise  the  gross  proceeds  of  $40,000, this  will  satisfy  cash  requirements  for  twelve  months  and  we  will  not be  required  to  raise  additional  funds  to  meet  operating  expenses.  If  we sell  more  than  half  of  the  shares  in  this  offering,  we will utilize  funds  in accordance to our plan of estimated expanses.  If  we  need  more  money,  we  will  have  to  revert  to  obtaining  additional  financing  by  way  of  a  private  debt  or  equity  financing.  We  may  also  utilize  funds  from  Yulia Lazaridou,  our  Sole  Officer  and  Director,  who  has  informally  agreed  to  advance  funds  to  allow  us  to  pay  for  offering  costs,  filing  fees,  professional  fees,  including  fees  payable  in  connection  with  the  filing  of  this  registration  statement and  operation  expenses.  There  is  no  a  maximum  amount  of  funds  that  our  President  has  agreed  to  advance.  Ms. Lazaridou,  however,  has  no  formal  commitment,  arrangement  or  legal  obligation  to  advance  or  loan  funds  to  the  Company.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is selling service of the 3D design visualization production.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of loan funds. Upon completion of our public offering, our specific goal is to profitably sell our 3D design visualization service. Our plan of operation following the completion is as follows:

Establish our Office

Time Frame: 1st - 2nd months.

Upon completion of the offering we plan to set up an office in Nicosia, Cyprus, and acquire the necessary equipment. We plan to purchase office equipment such as electronic devices, office supplies and furniture. Our sole officer and director, Yulia Lazaridou will take care of our initial administrative duties. We believe that it will cost at least $350 to set up an office and obtain needed things to continue operations in the event of selling 25% of the shares and expenses for our equipment is going to be $1,350. The equipment includes purchasing a powerful computer needed for our 3D design production and necessary related items.

If we sell 50% of the shares offered, we would modernize our office. In this case, set up costs will be approximately $3,840 for lease, $2,000 for establishing and our equipment costs will be $5,200. If we sell 75% of the shares offered our office set up fees would be $4,800 for lease, $7,500 for establishing in connection with leasing bigger office space and our equipment will cost us $10,200. The Company is also planning to purchase a big screen TV for presenting the 3D design to our future customers. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday production together with a big screen TV.

Develop Our Website

Time Frame: from 3rd month.

During this period, we intend to begin developing our website (minaro-corp.com). Our sole officer and director, Yulia Lazaridou will be in charge of all website activities.  As of the date of this prospectus we have registered a domain name for our website minaro-corp.com and filled it with general information about the Company and the production process. Furthermore our director Yulia Lazaridou is responsible for our website development and promotion. We do not have any agreements with our sole officer and director regarding website development activities. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing

Time Frame: 2nd - 12th months.

We intend to use marketing tools, such as web advertisements, direct mailing, and phone calls to acquire potential customers. Once we have completed our website and it is fully operational we will begin to market our website using the following online social media avenues: Blogging, Twitter, Facebook, Google AdWords.

We will develop our client base by focusing our marketing efforts on 3D design service. We intend to spend from $500 to $8,000 on marketing efforts during the first year, which will depend on the amount of sold shares. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise less than $40,000 in this offering, we must limit our marketing activities and may not be able to make our service known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our operations will be harmed.

Negotiations with potential customers

Time Frame: 1st -12th months.

We plan to put in our marketing plan and start negotiation with potential customers. We plan to enter the market in a way of offering our service to the potential customers such as advertising companies, marketing and related agencies, to the companies in development stage and single clients in our city location and might sign agreements with them. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain a sufficient number of customers and agreements with them in the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales and workers

Time Frame: 6th - 12th months.

One person with special knowledge and skills can perform our offered service of 3D design visualization production, so our sole director and officer can execute these operations by herself, but further in the event of selling all of the shares of this offering we are planning to hire additional workers to help our sole director and officer Yulia Lazaridou in the Company’s operations. We expect to hire the one additional worker with experience in the 3D design production area and salesperson with total expenses of $4,400 in the event of selling 50% and additional one administrator in the event of selling 100%. We believe that until this time we will have orders for our services and we will need additional staff to perform the work.

If we sell at least 50% of the shares in this offering, we intend to hire one salesperson with good knowledge and connections in our service area that will execute duties for three days a week, one additional worker with experience in the 3D design production area and we believe to start working with freelancers. The salary of them in this case will be $2,000 and $2,400 accordingly. The salesperson’s responsibilities will be finding potential customers, introduce our service and negotiate with them regarding all related questions. The worker’s responsibilities will be to help our sole officer and director to perform the service of 3D design production and related areas.  If we sell 75% shares in this offering, we intend to hire sales person for a half working day and a designer assistant for a full working day, also the salaries will be increased to $4, 400. The freelancer’s salary will be $3,600.  If we sell 100% shares in this offering, we intend to hire administrator for a full working day and the total workers expenses will be $10,800. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st -2nd month we should establish our office and until 3rd month develop our website. After this point we should be ready to start more significant operations and start receiving orders and selling our service. During 2nd -12th month we will be developing our marketing campaign. Further we are planning to negotiate with the potential customers and hiring salesperson, worker and administrator for our sole director and officer accordingly to the plan described above and in accordance with sold shares in this offering. Our other expenses include software maintenance and other funds, which we are going to spend on paying the Company’s bills and other related charges. The cost for such service will be from $600- $7,000 completion for miscellaneous expenses and from $700 to $5,500 for software maintenance. There is no assurance that we will generate any revenue in the first twelve months after completion our offering or ever generate any revenue.

Yulia Lazaridou, our president and director will be devoting all her time needed for planning and organizing activities for Minaro Corp. Once we expand operations, and are able to attract more and more customers to order our service, Ms. Lazaridou has informally agreed to commit more time as required and hire an assistant in the future if needed.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Establishing an office	$-	$2,000	$7,500	$8,500
Sales employee salary	$-	$2,400	$3,600	$4,800
Equipment	$1,350	$5,200	$10,200	$12,200
Software	$700	$1,500	$3,000	$5,500
Marketing and advertising	$500	$4,060	$5,500	$8,000
SEC reporting and compliance	$8,500	$8,500	$8,500	$8,000
Workers	$-	$2,000	$4,400	$10,800
Lease expenses	$350	$3,840	$4,800	$7,200
Miscellaneous expenses	$600	$2,500	$4,500	$7,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds rose, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the stage of development and have generated revenues of $11,650 to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

As of October 31, 2018

During the period we have formed the Company, developed our business plan, set up our web site, and we have purchased our computer machine and raw materials. As of October 31, 2018 the Company generated revenues of $11,650 and have an accumulated deficit of $11,162.

LIQUIDITY AND CAPITAL RESOURCES

As  of  October 31, 2018,  the  Company  had  $106  cash  and  our  liabilities  were  $9,100  comprising  $450 in Accounts Payable and $8,650  owed to Yulia Lazaridou,  our  sole  officer  and  director.  The available capital reserves  of  the  Company  are  not  sufficient for the Company to remain operational.

We  are  attempting  to  raise  funds  to  proceed  with  our  plan  of  operation.  We  will  have  to  utilize  funds  from  Yulia Lazaridou,  our  sole  officer  and  director,  who  has  verbally  agreed  to  loan  the  company  funds  to  complete  the  registration  process.  However,  Yulia Lazaridou has  no  formal  commitment,  arrangement  or  legal  obligation  to  advance  or  loan  funds  to  the  company.  To  proceed  with  our  operations  within twelve months,  we  need  a  minimum  of  $40,000.

As of October 31, 2018, the Company used $600 of cash in operating activities due to its net loss and increase in prepaid expenses of $450, depreciation of $4,003 and Accounts payable of $450; decrease in deferred revenue of $2,800. Cash used in investing activities was in the amount of $920.

As of October 31, 2018, the Company generated $1,000 of cash in financing activities.

As of January 31, 2018, the Company used $5374 of cash in operating activities due to its net loss and decrease in prepaid expenses of $450; increase in customer deposits of $2,800 and depreciation of $804.  The deferred revenue was $2,800.

As of January 31, 2018, the Company generated $4050 of cash in financing activities.

As  of  November 30, 2017,  the  Company  had  $1,951 cash  and  our  liabilities  were  $6,400.

As of November 30, 2017, the Company used $376 of cash in operating activities due to its net loss and decrease in prepaid expenses of $900; increase in customer deposits of $2,800; cash flows from investing activities of $4,825. As of November 30, 2017 the depreciation was $306.

As of November 30, 2017, the Company generated $6,400 of cash in financing activities.

We  cannot  guarantee  that  we  will  be  able  to  sell  all  the  shares  required  to  satisfy  our  12 months’  financial  requirement.  If  we  are  successful,  any  money  raised  will  be  applied  to  the  items  set  forth  in  the Use  of  Proceeds  section  of  this  prospectus.  We  will  attempt  to  raise  at  least  the  minimum  funds  necessary  to  proceed  with  our  plan  of  operation.  In the long term we may need additional financing.  We do not currently have any arrangements for additional  financing.  Obtaining  additional  funding  will  be  subject  to  a  number  of  factors, including  general  market  conditions,  investor  acceptance  of  our  business  plan  and  initial  results  from  our business  operations.  These  factors  may  impact  the  timing,  amount,  terms  or  conditions  of  additional  financing available  to  us.  There  is  no  assurance  that  any  additional  financing  will  be  available  or  if  available,  on  terms  that will  be acceptable to us.

Our auditors  have  issued  a  “going  concern”  opinion,  meaning  that  there  is a substantial doubt  if  we  can  continue  as an  on-going  business  for  the  next  twelve  months  unless  we  obtain  additional  capital.  No  substantial  revenues  are anticipated  until  we  have  completed  the  financing  from  this  offering  and  implemented  our  plan  of  operation.  Our  only  source  for  cash  at  this  time  is  investments  by  others  in  this  offering.  We  must  raise  cash  to  implement  our  strategy  and  stay  in  business.  The  amount  of  the  offering  will  likely  allow  us  to  operate  for  at  least  one  year  and  have the capital resources required to cover  the material costs with becoming a publicly reporting entity.

Our loan funds will only provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $40,000, we feel this is sufficient to develop the business for the next twelve months.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated as “Minaro Corp.” under the laws of the State of Nevada on March 14, 2017. Minaro has only one officer and director who is Yulia Lazaridou. We are engaged in business of 3D design and we intend to provide 3D rendering, animation and architectural visualization services to architects, builders, advertising agencies, interior designers and related.

On March 14, 2017, the Company issued 2,800,000 shares of restricted common stock to Yulia Lazaridou and 30,000 shares to our shareholders. The value of Direcotor’s shares is $2,800 based on the par value of $0.001 per share of common stock.

On October 2nd, 2017, we consummated an agreement with Hewlett Packard Co., Ltd, which filed as exhibit 10.4 to this registration statement, for the purchase of equipment to be used in our 3D rendering. It says that Hewlett Packard Co., Ltd. is our supplier from which we should receive the following Goods: Laptop, UHD Monitor, Capture Pen and Touch Tablet, AutoCAD, Adobe Photoshop and other equipment and software to start our business. The Hewlett Packard Co., Ltd. should sell, transfer and deliver the Goods to Minaro Corp. The sum should be in USD currency. We have to make payment by wire transfer for the Goods at the terms specified in the invoice but not less than 50% of the invoice amount to Hewlett Packard Co., Ltd. The Goods should be deemed received by Minaro Corp. (with registration Kleonos 8A, Lakatameia, 2333, Cyprus) when delivered to our Company current rented office space at 39 Markou Mpotsari, Kaimakli, 1037 Nicosia, Cyprus.

About 3D design with visualization

The term 3D visualization is used synonymously with 3D graphics, 3D rendering, computer generated imagery (CGI), and other terms. They all basically refer to the process by which graphical content is created using 3D software. It’s a technology that has become mainstream over the last few decades and has evolved into one of the most viable options for producing high- quality digital content. Three-dimensional rendering and 3D modeling is accomplished by taking two-dimensional forms and giving them volume. Created with specialized software, the computer-generated images are wide used in architecture.

Minaro Corp. produces 3D visualizations (3D exterior for commercial space and interior renderings, prototyping, 3D modeling). We are the startup in this area, but we believe we can reach the highest level- to enter the international level and become a part of 3D developers of a global scale. Minaro Corp. is going to provide our clients with the high quality products, visualizing their thoughts and ideas.

During the work process we would like keeping our clients up to date on our progress, so they can follow us and know in advance what the finished product will look like.

Minaro Corp. is fast, affordable and our main goal is to make each client being pleased with the result and willing to develop a long-term cooperation. Minaro Corp. operates in a highly collaborative manner with each client utilizing their knowledge and talents to achieve a total client satisfaction.

Our goal at the beginning of each new project is to reach the highest level of our client vision understanding to transform it into stunning 3D design visualization.

Operational Plan

Minaro is a start-up stage company incorporated in Nevada engaged in providing 3D design service for commercial spaces. Minaro is committed to the providing service in Cyprus. Rather than focus on providing 3D design service in one market, Minaro intends to pursue providing 3D design with visualization and organization of commercial space in the global marketplace through internal growth, industry leading development of high quality service, marketing.

Minaro plans to become a rapidly growing specialty designer who will offer the service of 3D design for commercial spaces produced and designed by us. Our service will include, but will not strictly be limited to, produces 3D visualizations that include 3D exterior for commercial space and interior renderings, prototyping, 3D modeling and other 3D design related merchandise. We intend to expand and develop our business throughout Cyprus and internationally, into a well-recognized and respected company. Currently, we have completed agreements with ASBILI,  Twidel Co. and Kadisis Ltd. to provision of service to the client for a period of six months.

Our current plan is to provide 3D design service in the minimum quantity ordered per our existing agreements with FOSPA and Karmaratsa Inc.

Equipment and raw materials

The Company has in use a Laptop Intel Core i7. In the work Minaro Corp. going to use the program such AutoCAD (commercial computer-aided design (CAD) and drafting software application), SketchUp (3D modeling computer program for a wide range of drawing applications such as architectural, interior design, landscape architecture, civil and mechanical engineering), Adobe Photoshop (raster graphics editor), Autodesk 3ds Max (professional 3D computer graphics program for making 3D animations, models) and Revit (building information modeling software for architects, structural engineers, MEP engineers, designers and contractors). This programs are important for our service, as they have excellent speed and accuracy, optimal set of functions, easy to use, good value for money, proven as reliable programs and can perform a variety of tasks.

Specifications of our MSI - 18.4" Laptop - Intel Core i7:

Model
Brand	MSI
Series	GT Series
Model	GT83VR TITAN SLI-024

Brief info
Color	Aluminum Black
Operating System	Windows 10 Home 64-Bit
CPU	Intel Core i7-6920HQ 2.9 GHz
Screen	18.4"
Memory	64 GB DDR4
Storage	1 TB HDD + 1 TB SSD
Optical Drive	BD Burner
Graphics Card	Dual GeForce GTX 1080 SLI
Video Memory	16 GB GDDR5X (8 GB each)
Communication	Gigabit LAN and WLAN
Deminsions (WxDxH)	16.85" x 12.36" x 1.66"-2.52"
Weight	13.13 lbs.

Order Execution Process

Our order execution process in general can be described as below:

The most important stage is to be known about the:

1. Measurement (size of the room),

2. The tasks (what will be built, under whom, for how many people)

3. Concept development (future plan / planning decision)

4. Sketches (3D model in sketchpad for example)

5. Visualizations

6. Drawings (technical documentation)

The process of 3d architectural visualization begins with the collection of all the documents necessary for the project such as AutoCAD drawings and photographs of the project, videos, images, reference materials, target audience and expected objectives. Once the documents are collected they are being reviewed and analyzed to evolve the right action plan to assure the best output. The texture (for a more realistic look) and appropriate lighting (for the enhancement of the layout with landscape) are the last touches applied to the shorts prior to 3D rendering.

Prices

Interior Design
FULL PROJECT	AUTHOR SUPPORT
40 $ per m2 Included: concept development; preliminary design; 3D-visualization; working documentation (plans, specifications of equipment, furniture, finishes); 2 options for editing if necessary.	10 $ per m2 Included: control of the construction site once a week for 1 year; assistance in procurement and selection of filling.

Architecture
ARCHITECTURAL WORKING DOCUMENTATION	ARCHITECTURAL SKETCH PROJECT
20 $ per m2 Included: Scheme of the master plan based on the survey of the site (GP); Architectural solutions (AR): - installation plans - Facades - specification of door / window openings (outside)	10 $ per m2 Included: Architectural solutions up to 3 variants (ÀÐ); 3D visualization is sketchy; Technical and economic indicators

Webpage and Marketing

We plan to market our services in Cyprus. Architectural visualization services we plan on providing are highly dependent on construction industry in Cyprus.

Initially, our services will be promoted by our President, Yulia Lazaridou. She will discuss our product with her friends and business associates. The marketing and advertising will be targeted to architects, builders, advertising agencies, interior designers and various sectors which have need of 3D visualization in Cyprus. We intend to develop and maintain a database of potential clients who may want to use Minaro’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time. Our methods of communication will include: phone calls and emails. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site (www.minaro-corp.com) by showing its advantages over visualization services offered by other companies. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We plan to expand our services to USA market in the future only when or if we have the available resources and growth to warrant it. Currently this option is questionable.

We intend to continue our marketing efforts during the life of our operations. We intend to spend from $500 to $8,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract or retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Office facilities

The Company leases a 32-square meter office space located at 39 Markou Mpotsari, Kaimakli, Nicosia, 1037, Cyprus. The lease contract was signed for a one-year term from September 1st, 2017 with the option of expansion for an additional one-year term, that is currently prolongated till September 1st, 2019.

  Customers

Minaro Corp. has three customers, ASBILI, Twidel Co. and Kadisis Ltd. as of October 31, 2018. The agreements with these customers are filed as Exhibit 10.3, Exhibit 10.5 and Exhibit 10.12 to this registration statement.

Competitors

There are many well-established 3D design companies that provide service in our area like K3d Architectural 3d & Graphic Art, SPOON Ltd., Changa Vision, Bizzy Bee Media etñ. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market service entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding entered into either voluntarily by the Company and involuntarily against the Company.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control imposed by Cyprus will have a material impact on the way we conduct our business.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. Our sole officer and director, Yulia Lazaridou, currently devotes as much time as needed to provide management services to company matters. After receiving funding, Ms. Lazaridou plans to devote as much time to the operation of the Company as she determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL  PERSONS

The name, age and titles of our executive officer and  director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Yulia Lazaridou, Kleonos 8A, Lakatameia, Cyprus, 2333	41	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Yulia Lazaridou  has  acted  as  our  President,  Treasurer,  Secretary  and  Director  since  our  incorporation  on  March 14, 2017.  There was not any arrangement or understanding between Yulia Lazaridou and any other person(s) pursuant to which she was selected as a director of the company. For the past five years Yulia Lazaridou had worked as an interior designer in Gravity White Designs, Inc., Cyprus for an interior design service company and got the needed skills for the current business of Minaro Corp. She oversaw the 3D visualization service projects and post service and was in direct connection with clients, where she learned how to build the productive relationship with customers. We believe that these skills will help our sole officer and director run the Company’s business. Ms. Lazaridou’s only occupation at the moment is managing the business processes of Minaro Corp. There was not any arrangement or understanding between Yulia Lazaridou and any other person(s) pursuant to which she was selected as an officer of the company.

Yulia Lazaridou owns 100% of the outstanding shares of our common stock.  As  such,  it  was unilaterally  decided  that  Yulia Lazaridou  was  going  to  be  our  sole  President,  Chief  Executive  Officer,  Treasurer,  and Chief  Financial  Officer,  Chief  Accounting  Officer,  Secretary  and  sole  member  of  our  board  of  directors.  Yulia Lazaridou, our president and director will be devoting all her time needed for planning and organizing activities for Minaro Corp.

During the past ten years, Yulia Lazaridou has not been the subject to any of the following events:

1.    Any bankruptcy petition filed by or against any business of which Yulia Lazaridou was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.    Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.    An  order,  judgment,  or  decree,  not  subsequently  reversed,  suspended  or  vacated,  or  any  court  of  competent  jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending  or  otherwise  limiting Ms. Lazaridou involvement in any type of business, securities  or banking activities.

4.    Found  by  a  court  of  competent  jurisdiction  (in  a  civil  action),  the  Securities  and  Exchange  Commission  or the  Commodity  Future  Trading  Commission  to  violate  a  federal  or  state  securities  or  commodities  law,  and  the judgment has not been reversed, suspended or vacated.

5.    Was  the  subject  of  any  order,  judgment  or  decree,  not  subsequently  reversed,  suspended  or  vacated,  of  any  Federal  or  State  authority  barring,  suspending  or  otherwise  limiting  for  more  than  60  days  the  right  to  engage  in any  activity  described  in  paragraph  (f)(3)(i)  of  this  section,  or  to  be  associated  with  persons  engaged  in  any  such activity;

   6.    Was  found  by  a  court  of  competent  jurisdiction  in  a  civil  action  or  by  the  Commission  to  have  violated  any  Federal  or  State  securities  law,  and  the  judgment  in  such  civil  action  or  finding  by  the  Commission  has  not  been subsequently  reversed, suspended, or vacated;

7.    Was  the  subject  of,  or  a  party  to,  any  Federal  or  State  judicial  or  administrative  order,  judgment,  decree,  or  finding,  not subsequently reversed, suspended or vacated, relating to  an alleged violation of:

i.      Any  Federal or State securities or commodities law or regulation;  or

ii.    Any  law  or  regulation  respecting  financial  institutions  or  insurance  companies  including,  but  not limited  to, a temporary or permanent injunction, order  of disgorgement or restitution, civil money  penalty  or temporary or permanent cease-and-desist order, or removal or  prohibition order; or

iii.  Any  law  or  regulation  prohibiting  mail  or  wire  fraud  or  fraud  in  connection  with  any  business entity;  or

8.    Was the subject  of,  or  a party  to,  any  sanction  or  order,  not  subsequently  reversed,  suspended or  vacated,  of  any  self-regulatory  organization  (as  defined  in  Section  3(a) (26)  of  the  Exchange  Act  (15  U.S.C.  78c(a) (26))),  any  registered  entity  (as  defined  in  Section  1(a) (29)  of  the  Commodity  Exchange  Act  (7  U.S.C.  1(a) (29))),  or  any equivalent  exchange,  association,  entity  or  organization  that  has  disciplinary  authority  over  its  members  or  persons  associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member Ms. Lazaridou, and he does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to Yulia Lazaridou that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us regarding our director's business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on February 1, 2018 until October 31, 2018:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Yulia Lazaridou, President and Treasurer	March 14, 2017, until October 31, 2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Yulia Lazaridou currently devotes all her time needed for planning and organizing activities to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There is no annuity, pension or retirement benefit proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of October 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Yulia Lazaridou	-0-	-0-	-0-	-0-	-0-		-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yulia Lazaridou is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Ms. Lazaridou.

On July 27, 2017, we issued a total of 2,800,000 shares of restricted common stock to Yulia Lazaridou in consideration of $2,800. Further, Yulia Lazaridou has advanced funds to us. As of October 31, 2018, Yulia Lazaridou advanced us $8,650. Ms. Lazaridou will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Lazaridou. Yulia Lazaridou will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Ms. Lazaridou does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Lazaridou or the repayment of the funds to Ms. Lazaridou. We have a verbal agreement with our sole officer and director that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock, owned beneficially April 1, 2019, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Yulia Lazaridou	2,800,000 shares of common stock (direct)		99%

				99%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Future sales by existing stockholders

A total of 2,800,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock.

PLAN OF DISTRIBUTION

Minaro Corp. has 2,830,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Ms. Lazaridou will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Yulia Lazaridou is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Ms. Lazaridou will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Yulia Lazaridou is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Lazaridou will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Yulia Lazaridou is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Yulia Lazaridou may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplemental materials in this regard.

Minaro Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that the market maker agree to file the necessary documents with FINRA, or there can be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for up to two years from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Minaro Corp. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Minaro Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Minaro Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of filing, there were 2,830,000 shares of our common stock issued and outstanding. Our sole officer and director, Yulia Lazaridou owns 2,800,000 purchased on July 27, 2017.

Yulia Lazaridou, our sole officer and director will offer our securities to her personal friends and family in Greece and Cyprus and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Lazaridou will personally and individually contact each investor. Ms. Lazaridou has no experience in selling securities to investors. Ms. Lazaridou will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

MICHAEL GILLESPIE & ASSOCIATES, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MICHAEL GILLESPIE & ASSOCIATES, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Michael H. Hoffman, P.A. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have been required to comply with the reporting requirements of the Securities Exchange Act of 1934, since August 8, 2018. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, we are required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC.

The financial information presented is the audited financial statements for the period from March 14, 2017 (Inception) to November 30, 2017 and for the period December 1, 2017 through January 31, 2018 and as of and for the nine months ended October 31, 2018 (Unaudited).

Minaro Corp.

FINANCIAL STATEMENTS

Period from March 14, 2017 (Inception) to November 30, 2017

MINARO CORP.

FROM MARCH 14, 2017 (INCEPTION) TO NOVEMBER 30, 2017

Report of Independent Registered Public Accounting Firm

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Stockholders

Minaro Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Minaro Corp. as of November 30, 2017 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 14, 2017 (inception) through November 30, 2017, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017 and the results of its operations and its cash flows for the period from March 14, 2017 (inception) through November 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

January 27, 2018

F-1

Minaro Corp.

BALANCE SHEET

November 30, 2017

ASSETS
Current Assets
Cash and cash equivalents	$1,951
Prepaid expenses	900
Total Current Assets	2,851

Fixed Assets
Equipment, net	$4,519
Total Fixed Assets	4,519

Total Assets	$7,370

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Customer deposits	$2,800
Related party loan	3,600
Total Current Liabilities	6,400

Total Liabilities	6,400

Commitments and Contingencies	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,800,000 shares issued and outstanding	2,800
Additional paid in capital	-
Accumulated deficit	(1,830)
Total Stockholder’s Equity	970

Total Liabilities and Stockholder’s Equity	$7,370

See accompanying notes, which are an integral part of these financial statements

F-2

Minaro Corp.

STATEMENT OF OPERATIONS

From March 14, 2017 (Inception) to November 30, 2017

OPERATING EXPENSES
General and Administrative Expenses	1,830
TOTAL OPERATING EXPENSES	1,830

TOTAL FOR NET LOSS FROM OPERATIONS	(1,830)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(1,830)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,352,092

See accompanying notes, which are an integral part of these financial statements

F-3

Minaro Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From March 14, 2017 (Inception) to November 30, 2017

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity

Inception, March 14, 2017	-	$ -	$ -	$ -	$ -

Issuance of common stock	2,800,000	2,800	-	-	2,800

Net loss	-	-	-	(1,830)	(1,830)

Balance, November 30, 2017	2,800,000	$ 2,800	$ -	$ (1,830)	$ 970

See accompanying notes, which are an integral part of these financial statements

F-4

Minaro Corp.

STATEMENT OF CASH FLOWS

From March 14, 2017 (Inception) to November 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,830)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	306
Increase in prepaid expenses	(900)
Increase in customer deposits	2,800
CASH FLOWS FROM OPERATING ACTIVITIES	376

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(4,825)
CASH FLOWS FROM INVESTIG ACTIVITIES	(4,825)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	3,600
Proceeds from the issuance of common stock	2,800
CASH FLOWS FROM FINANCING ACTIVITIES	6,400

NET CHANGE IN CASH	1,951

Cash, beginning of period	-

Cash, end of period	$ 1,951

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

F-5

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2017

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Minaro Corp.  (“the Company”) was incorporated in the State of Nevada on March 14, 2017. The Company is located in Cyprus. Its business is production of 3D visualizations (3D exterior for commercial space and interior renderings, prototyping, 3D modeling). Minaro Corp. is going to provide our clients with the high quality products, visualizing their thoughts and ideas. Our goal at the beginning of each new project is to reach the highest level of our client vision understanding in order to transform it into stunning 3D design visualization.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from March 14, 2017 (inception) through November 30, 2017.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is November 30. Unaudited financial statements and related footnotes should be read with the audited consolidated financial statements and footnotes thereto included in the prospectus.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Equipment

Equipment is stated at cost, net of accumulated depreciation.  The cost of equipment is depreciated using the straight-line method over one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to November 30, 2017, the Company has generated no revenue.

ASC 606 is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. ASC 606 adoption is on February 1, 2018. The core principle of new Accounting Standards Codification No. 606, “Revenue from Contracts with Customers” ("ASC-606") is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

F-6

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2017

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Since inception to November 30, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance is effective for fiscal years beginning after December 15, 2016. Adoption of the ASU had no impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard is effective for annual reporting periods beginning after December 15, 2017 including interim periods within that reporting period. ASU 2014-09 adoption is on February 1, 2018. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – RELATED PARTY TRANSACTIONS

The Company’s sole director has loaned to the Company $3,600. This loan is unsecured, non-interest bearing and due on demand.

Note 5 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one year rental agreement for a $225 monthly fee, starting on September 1, 2017.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

F-7

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2017

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of November 30, 2017 the Company had net operating loss carry forwards of approximately $1,830 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at November 30, 2017 was approximately $384. The net change in valuation allowance during the year ended November 30, 2017 was $384. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2017.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From March 14, 2017 (inception) to November 30, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(384)
Valuation allowance	$384
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended November 30, 2017 as follows:

From March 14, 2017 (inception) to November 30, 2017
Computed “expected” tax expense (benefit)	$(384)
Change in valuation allowance	$384
Actual tax expense (benefit)	$-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to November 30, 2017, through January 17, 2018, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

Minaro Corp.

FINANCIAL STATEMENTS

Period from December 1, 2017 to January 31, 2018

MINARO CORP.

FROM DECEMBER 1, 2017 (INCEPTION) TO JANUARY 31, 2018

Report of Independent Registered Public Accounting Firm

  MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Stockholders

Minaro Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Minaro Corp. as of January 31, 2018 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 1, 2017 (short year) through January 31, 2018, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018 and the results of its operations and its cash flows for the period from December 1, 2017 (short year) through January 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

March 9, 2018

Minaro Corp.

BALANCE SHEET

From December 1, 2017 through January 31, 2018 and as of November 30, 2017

ASSETS
Current Assets	From December 1, 2017 through January 31, 2018	November 30, 2017
Cash and cash equivalents	$626	1,951
Prepaid expenses	450	900
Total Current Assets	1,076	2,851

Fixed Assets
Equipment, net	$3,715	4,519
Total Fixed Assets	3,715	4,519

Total Assets	$4,791	7,370

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related party loan	$7,650	3,600
Customer deposits	-	2,800
Deferred revenue	2,800	-
Total Current Liabilities	10,450	6,400

Total Liabilities	10,450	6,400

Commitments and Contingencies	-	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,800,000 shares issued and outstanding	2,800	2,800
Additional paid in capital	-	-
Accumulated deficit	(8,459)	(1,830)
Total Stockholder’s Deficit	(5,659)	970

Total Liabilities and Stockholder’s Equity	$4,791	7,370

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

STATEMENT OF OPERATIONS

From December 01, 2017 to January 31, 2018

From December 01, 2017 to January 31, 2018
OPERATING EXPENSES
General and Administrative Expenses	(6,629)
TOTAL OPERATING EXPENSES	(6,629)

TOTAL FOR NET LOSS FROM OPERATIONS
(6,629)
PROVISION FOR INCOME TAXES

NET LOSS	$(6,629)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,800,000

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From March 14, 2017 (Inception) to November 30, 2017 and

From December 01, 2017 to January 31, 2018

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholder’s
	Shares	Amount	Capital		Deficit

Inception, March 14, 2017	-	$ -	$ -	$ -	$ -

Issuance of common stock	2,800,000	2,800	-	-	2,800

Net loss	-	-	-	(1,830)	(1,830)

Balance, November 30, 2017	2,800,000	$ 2,800	$ -	$ (1,830)	$ 970
Issuance of common stock	-	-	-	-	-

Net loss	-	-	-	(6,629)	(6,629)

Balance, January 31, 2018	2,800,000	$ 2,800	$ -	$ (8,459)	$ (5,659)

See accompanying notes, which are an integral part of these financial statements

     Minaro Corp.

STATEMENT OF CASH FLOWS

From December 01, 2017 to January 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES	From December 01, 2017 to January 31, 2018
Net loss	$ (6,629)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	804
Decrease in prepaid expenses	450
Decrease in customer deposits	(2,800)
Increase in deferred revenue	2,800
CASH FLOWS FROM OPERATING ACTIVITIES	(5,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	4,050
CASH FLOWS FROM FINANCING ACTIVITIES	4,050

NET CHANGE IN CASH	(1,325)

Cash, beginning of period	1,951

Cash, end of period	$ 626

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2018

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Minaro Corp.  (“the Company”) was incorporated in the State of Nevada on March 14, 2017. The Company is located in Cyprus. Its business is production of 3D visualizations (3D exterior for commercial space and interior renderings, prototyping, 3D modeling). Minaro Corp. is going to provide our clients with the high quality products, visualizing their thoughts and ideas. Our goal at the beginning of each new project is to reach the highest level of our client vision understanding in order to transform it into stunning 3D design visualization.

Change of the fiscal year- end

Our first audited financial statement is for the period from March 14, 2017 (Inception) to November 30, 2017 and the Company second audited financial statement is from December 1, 2017 to January 31, 2018. The company has changed its year-end from November 30, 2017 to January 31, 2018.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from March 14, 2017 (inception) through January 31, 2018.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is January 31. Unaudited financial statements and related footnotes should be read with the audited consolidated financial statements and footnotes thereto included in the prospectus.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The  Company  considers  all  highly  liquid  investments  with  original  maturities  of  three  months  or  less  to be cash equivalents.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had $450 in prepaid rent as of January 31, 2018.

Customer Deposits

Customer Deposits discloses a liability to customers for products. A customer deposit is an amount paid by a customer to a company prior to the company providing it with goods. The Company had $0 in customer deposit as of January 31, 2018.

Deferred Revenue

Deferred revenue, or unearned revenue, refers to advance payments for products or services that are to be delivered in the future. The Company had $2,800 in deferred revenue as of January 31, 2018.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Equipment

Equipment is stated at cost, net of accumulated depreciation.  The cost of equipment is depreciated using the straight-line method over one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

  Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2018

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to January 31, 2018, the Company has generated $0 revenue.

ASC 606 is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. ASC 606 adoption is on February 1, 2018. The core principle of new Accounting Standards Codification No. 606, “Revenue from Contracts with Customers” ("ASC-606") is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Since inception to January 31, 2018 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance is effective for fiscal years beginning after December 15, 2016. Adoption of the ASU had no impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard is effective for annual reporting periods beginning after December 15, 2017 including interim periods within that reporting period. ASU 2014-09 adoption is on February 1, 2018. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – RELATED PARTY TRANSACTIONS

The Company’s sole director has loaned to the Company $7,650. This loan is unsecured, non-interest bearing and due on demand.

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2018

Note 5 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one year rental agreement for a $225 monthly fee, starting on September 1, 2017.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of January 31, 2018 the Company had net operating loss carry forwards of approximately $8,459 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at January 31, 2018 was approximately $1,776. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of January 31, 2018.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of January 31, 2018	As of November 30, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$(1,776)	(384)
Valuation allowance	$1,776	384
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended January 31, 2018 as follows:

	As of January 31, 2018	As of November 30, 2017
Computed “expected” tax expense (benefit)	$(1,392)	(384)
Change in valuation allowance	$1,392	384
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to March 09, 2018, through March 9, 2018, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

Minaro Corp.

FINANCIAL STATEMENTS

For the nine months ended October 31, 2018

Minaro Corp.

BALANCE SHEET

As of October 31, 2018

(Unaudited)

ASSETS
Current Assets	October 31, 2018	January 31, 2018 (Audited)
Cash and cash equivalents	$106	626
Prepaid expenses	-	450
Total Current Assets	106	1,076

Fixed Assets
Equipment, net	$632	3,715
Total Fixed Assets	632	3,715

Total Assets	$738	4,791

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Related party loan	$8,650	7,650
Accounts payable	450	-
Deferred revenue	-	2,800
Total Current Liabilities	9,100	10,450

Total Liabilities	9,100	10,450

Commitments and Contingencies	-	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,800,000 and 2,800,000 shares issued and outstanding	2,800	2,800
Additional paid in capital	-	-
Retained earnings (accumulated deficit)	(11,162)	(8,459)
Total Stockholder’s Deficit	(8,362)	(5,659)

Total Liabilities and Stockholder’s Equity	$738	4,791

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

STATEMENTS OF OPERATIONS

Three and nine months ended October 31, 2018 and 2017

(Unaudited)

	Three months ended October 31, 2018	Three months ended October 31, 2017	Nine months ended October 31, 2018	Nine months ended October 31, 2017

REVENUES	$-	-	11,650	-
Gross Profit	-	-	11,650	-

OPERATING EXPENSES
General and Administrative Expenses	(4,079)	(1,161)	(14,353)	(1,177)
TOTAL OPERATING EXPENSES	(4,079)	(1,161)	(14,353)	(1,177)

NET INCOME/LOSS FROM OPERATIONS	(4,079)	(1,161)	(2,703)	(1,177)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME/LOSS	$(4,079)	(1,161)	(2,703)	(1,177)

NET INCOME PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)	(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,800,000	2,800,000	2,800,000	2,800,000

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

STATEMENTS OF CASH FLOWS

Nine months ended October 31, 2018 and 2017

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	Nine months ended October 31, 2018	Nine months ended October 31, 2017
Net Income	$ (2,703)	$ (1,177)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	4,003	-
Decrease/Increase in prepaid expenses	450	(1,125)
Increase in Accounts payable	450	126
Decrease in deferred revenue	(2,800)	-
Increase in deferred income tax	-	-
CASH FLOWS FROM OPERATING ACTIVITIES	(600)	(2,176)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Fixed Assets	(920)	(3,670)
CASH FLOWS USED IN INVESTING ACTIVITIES	(920)	(3,670)

CASH FLOWS FROM FINANCING ACTIVITIES
Related party loan	1,000	3,600
Capital Stock	-	2,800
CASH FLOWS FROM FINANCING ACTIVITIES	1,000	6,400

NET CHANGE IN CASH	(520)	554

Cash, beginning of period	626	-

Cash, end of period	$ 106	$ 554

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

See accompanying notes, which are an integral part of these financial statements

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2018

(Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Minaro Corp.  (“the Company”) was incorporated in the State of Nevada on March 14, 2017. The Company is located in Cyprus. Its business is production of 3D visualizations (3D exterior for commercial space and interior renderings, prototyping, 3D modeling). Minaro Corp. is going to provide our clients with the high quality products, visualizing their thoughts and ideas. Our goal at the beginning of each new project is to reach the highest level of our client vision understanding in order to transform it into stunning 3D design visualization.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is January 31. The results for the six months ended July 31, 2018 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form S-1 for the year ended January 31, 2019, filed with the Securities and Exchange Commission. The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at October 31, 2018 and for the related periods presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Prepaid Expenses

Prepaid Expenses are recorded at fair market value. The Company had no prepaid expenses as of October 31, 2018.

Customer Deposits

Customer Deposits discloses a liability to customers for products. A customer deposit is an amount paid by a customer to a company prior to the company providing it with goods. The Company had $0 in customer deposit as of October 31, 2018.

Deferred Revenue

Deferred revenue, or unearned revenue, refers to advance payments for products or services that are to be delivered in the future. The Company had $0 in deferred revenue as of October 31, 2018.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Equipment

Equipment is stated at cost, net of accumulated depreciation.  The cost of equipment is depreciated using the straight-line method over one year. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the equipment's useful life are capitalized. Equipment sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2018

(Unaudited)

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. ASC 606 adoption is on February 1, 2018. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity recognizes revenue in accordance with that core principle by applying the following steps: Step 1: Identify the contract(s) with a customer Step 2: Identify the performance obligations in the contract Step 3: Determine the transaction price Step 4: Allocate the transaction price to the performance obligations in the contract Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Specifically, Section 606-10-50 requires an entity to provide information about: a. Revenue recognized from contracts with customers, including the disaggregation of revenue into appropriate categories; b. Contract balances, including the opening and closing balances of receivables, contract assets, and contract liabilities; c. Performance obligations, including when the entity typically satisfies its performance obligations and the transaction price that is allocated to the remaining performance obligations in a contract; d. Significant judgments, and changes in judgments, made in applying the requirements to those contracts. For the nine months ended October 31, 2018, the Company has generated $11,650 revenue.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance is effective for fiscal years beginning after December 15, 2016. Adoption of the ASU had no impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the nine months ended October 31, 2018 there were no potentially dilutive debt or equity instruments issued or outstanding.

Note 4 – RELATED PARTY TRANSACTIONS

The Company’s sole director has loaned to the Company $8,650. This loan is unsecured, non-interest bearing and due on demand.

Note 5 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a one year rental agreement for a $225 monthly fee, starting on September 1, 2017.

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of October 31, 2018 the Company had net operating loss carry forwards of approximately $11,162 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Minaro Corp.

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2018

(Unaudited)

The valuation allowance at October 31, 2018 was approximately $2,344. The net change in valuation allowance during the nine months ended October 31, 2018 was $568. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2018.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of October 31, 2018	As of January 31, 2018
Non-current deferred tax assets:
Net operating loss carry forward	$(2,344)	(1,776)
Valuation allowance	$2,344	1,776
Net deferred tax assets	$-	-

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the nine months ended October 31, 2018 as follows:

	As of October 31, 2018	As of October 31, 2017
Computed “expected” tax expense (benefit)	$(568)	(247)
Change in valuation allowance	$568	247
Actual tax expense (benefit)	$-	-

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to October 31, 2018, through November 19, 2018, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.27
Auditors Fees and Expenses	$4,500.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,509.27

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Minaro Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Minaro Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yulia Lazaridou	July 27, 2017	2,800,000	$2,800

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Law Offices of Michael H. Hoffman, P.A.
10.1* 10.2* 10.3* 10.4* 10.5* 10.6* 10.7* 10.8 10.9 10.10 10.11 10.12 10.13

Verbal Agreement

Lease Agreement with Cimon Galanis

Sale Agreement with ASBILI

Purchase Agreement with Hewlett Packard Co., Ltd.

Sale Agreement with Twidel Co.

Supplemental Agreement ¹1 with Twidel Co.

Supplemental Agreement ¹2 with Twidel Co.

Supplemental Agreement ¹3 with Twidel Co.

Supplemental Agreement ¹4 with Twidel Co.

Supplemental Agreement ¹5 with Twidel Co.

Supplemental Agreement ¹1 with ASBILI

Sale Agreement with Kadisis Ltd.

Supplemental Agreement ¹1 with Kadisis Ltd.

23.1 23.2* 99.1*	Consent of MICHAEL GILLESPIE & ASSOCIATES, PLLC Consent of Law Offices of Michael H. Hoffman, P.A. (Contained in exhibit 5.1) Form of Subscription

*-The documents were previously filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cyprus on April 5 , 2019.

Minaro Corp.

By:	/s/	Yulia Lazaridou
	Name:	Yulia Lazaridou
	Title:	President

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Yulia Lazaridou	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 5, 2019
Yulia Lazaridou